Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended
	March 31, 2021	March 31, 2020
Net income attributable to stockholders(a)	$3,022	$294
Automotive interest income	(32)	(83)
Automotive interest expense	250	193
Income tax expense	1,177	357
Adjustments
GMI restructuring(b)	—	489
Total adjustments	—	489
EBIT-adjusted	4,417	1,250
Operating segments
GM North America (GMNA)	3,134	2,194
GM International (GMI)	308	(551)
Cruise	(229)	(228)
GM Financial(c)	1,182	230
Total operating segments	4,395	1,645
Corporate and eliminations(d)	22	(395)
EBIT-adjusted	$4,417	$1,250
__________
(a)Net of Net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the three months ended March 31, 2020.
(c)GM Financial amounts represent EBT-adjusted.
(d)GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	March 31,		December 31,		September 30,		June 30,
	2021	2020	2020	2019	2020	2019	2020	2019
Net income (loss) attributable to stockholders	$3,022	$294	$2,846	$(194)	$4,045	$2,351	$(758)	$2,418
Income tax expense (benefit)	1,177	357	642	(163)	887	271	(112)	524
Automotive interest expense	250	193	275	200	327	206	303	195
Automotive interest income	(32)	(83)	(46)	(96)	(51)	(129)	(61)	(106)
Adjustments
GMI restructuring(a)	—	489	26	—	76	—	92	—
Cadillac dealer strategy(b)	—	—	99	—	—	—	—	—
Ignition switch recall and other related matters (c)	—	—	(130)	—	—	—	—	—
Transformation activities(d)	—	—	—	194	—	390	—	361
GM Brazil indirect tax recoveries(e)	—	—	—	—	—	(123)	—	(380)
FAW-GM divestiture(f)	—	—	—	164	—	—	—	—
Total adjustments	—	489	(5)	358	76	267	92	(19)
EBIT (loss)-adjusted	$4,417	$1,250	$3,712	$105	$5,284	$2,966	$(536)	$3,012
________
(a)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the three months ended March 31, 2020, employee separation charges in the three months ended December 31, 2020, supplier claims in the three months ended September 30, 2020 and inventory provisions in the three months ended June 30, 2020.
(b)This adjustment was excluded because it relates to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy.
(c)This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.
(d)These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of accelerated depreciation and employee separation charges in the three months ended December 31, 2019, supplier-related charges and pension curtailment and other charges in the three months ended September 30, 2019 and supplier-related charges and accelerated depreciation in the three months ended June 30, 2019.
(e)These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.
(f)This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended
	March 31, 2021		March 31, 2020
	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,976	$2.03	$247	$0.17
Adjustments(a)	—	—	489	0.34
Tax effect on adjustment(b)	—	—	(73)	(0.05)
Tax adjustment(c)	316	0.22	236	0.16
EPS-diluted-adjusted	$3,292	$2.25	$899	$0.62
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)These adjustments consist of tax expense related to the establishment of a valuation allowance against deferred tax assets that are considered no longer realizable for Cruise in the three months ended March 31, 2021 and for GM in Australia and New Zealand for the three months ended March 31, 2020. These adjustments were excluded because significant impacts of valuation allowances are not considered part of our core operations.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2021			March 31, 2020
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$4,191	$1,177	28.1%	$643	$357	55.5%
Adjustments(a)	—	—		489	73
Tax adjustment(b)		(316)			(236)
ETR-adjusted	$4,191	$861	20.5%	$1,132	$194	17.1%
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2021	March 31, 2020
Net income (loss) attributable to stockholders	$9.2	$4.9
Average equity(a)	$45.7	$43.6
ROE	20.0%	11.2%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2021	March 31, 2020
EBIT (loss)-adjusted(a)	$12.9	$7.3
Average equity(b)	$45.7	$43.6
Add: Average automotive debt and interest liabilities (excluding finance leases)	24.7	18.8
Add: Average automotive net pension & OPEB liability	17.8	16.9
Less: Average automotive and other net income tax asset	(23.8)	(23.7)
ROIC-adjusted average net assets	$64.4	$55.6
ROIC-adjusted	20.0%	13.2%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2021	March 31, 2020
Net automotive cash provided by (used in) operating activities	$(1,096)	$337
Less: Capital expenditures	(860)	(1,205)
Add: GMI restructuring	24	23
Less: GM Brazil indirect tax recoveries	—	(58)
Adjusted automotive free cash flow	$(1,932)	$(903)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2021
Net sales and revenue	$25,957	$3,086	$19		$29,062	$30	$3,407	$(25)	$32,474
Expenditures for property	$764	$94	$2	$—	$860	$13	$5	$—	$878
Depreciation and amortization	$1,198	$132	$6	$—	$1,336	$11	$1,668	$—	$3,015
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income(a)	$4	$307	$—	$—	$311	$—	$54	$—	$365

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2020
Net sales and revenue	$25,831	$3,280	$38		$29,149	$25	$3,561	$(26)	$32,709
Expenditures for property	$946	$255	$4	$—	$1,205	$5	$14	$—	$1,224
Depreciation and amortization	$1,227	$166	$9	$—	$1,402	$8	$1,788	$—	$3,198
Impairment charges	$20	$90	$—	$—	$110	$—	$—	$—	$110
Equity income (loss)(a)	$6	$(163)	$—	$—	$(157)	$—	$25	$—	$(132)

________
(a)Includes Automotive China equity income of $308 million and Automotive China equity loss of $167 million in the three months ended March 31, 2021 and 2020.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the three months ended March 31, 2021, 29.5% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
GMNA	664	775
GMI	157	191
Total	821	966

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
United States
Chevrolet – Cars	54	65
Chevrolet – Trucks	203	210
Chevrolet – Crossovers	172	160
Cadillac	37	30
Buick	46	34
GMC	130	119
Total United States	642	618
Canada, Mexico and Other	104	101
Total North America	746	719
Asia/Pacific, Middle East and Africa
Chevrolet	151	172
Wuling	351	176
Buick	225	130
Baojun	86	82
Cadillac	60	28
Other	7	17
Total Asia/Pacific, Middle East and Africa	880	605
South America(a)	118	132
Total in GM markets	1,744	1,456
Total Europe	—	—
Total Worldwide	1,744	1,456
_______
(a)Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
SAIC General Motors Sales Co., Ltd.	347	207
SAIC GM Wuling Automobile Co., Ltd.	433	255

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Market Share
United States – Cars	7.2%	8.1%
United States – Trucks	29.3%	30.8%
United States – Crossovers	13.2%	14.6%
Total United States	16.2%	17.3%
Total North America	15.9%	16.8%
Total Asia/Pacific, Middle East and Africa	7.5%	6.8%
Total South America	13.3%	15.2%
Total GM Market	10.1%	10.4%
Total Worldwide	8.3%	8.2%

United States fleet sales as a percentage of retail vehicle sales	17.3%	27.7%

North America capacity two-shift utilization	96.0%	104.9%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2021					Three Months Ended March 31, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$29,062	$30	$—	$(25)	$29,067	$29,149	$25	$—	$(24)	$29,150
GM Financial	—	—	3,407	—	3,407	—	—	3,561	(2)	3,559
Total net sales and revenue	29,062	30	3,407	(25)	32,474	29,149	25	3,561	(26)	32,709
Costs and expenses
Automotive and other cost of sales	24,888	227	—	—	25,115	26,543	183	—	—	26,726
GM Financial interest, operating and other expenses	—	—	2,279	—	2,279	—	—	3,356	—	3,356
Automotive and other selling, general and administrative expense	1,741	62	—	—	1,803	1,902	68	—	—	1,970
Total costs and expenses	26,629	289	2,279	—	29,197	28,445	251	3,356	—	32,052
Operating income (loss)	2,433	(259)	1,128	(25)	3,277	704	(226)	205	(26)	657
Automotive interest expense	250	—	—	—	250	193	—	—	—	193
Interest income and other non-operating income (loss), net	772	11	—	16	799	278	(10)	—	43	311
Equity income (loss)	311	—	54	—	365	(157)	—	25	—	(132)
Income (loss) before income taxes	$3,266	$(248)	$1,182	$(9)	4,191	$632	$(236)	$230	$17	643
Income tax expense					1,177					357
Net income					3,014					286
Net loss attributable to noncontrolling interests					8					8
Net income attributable to stockholders					$3,022					$294

Net income attributable to common stockholders					$2,976					$247

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2021	March 31, 2020
Basic earnings per share
Net income attributable to stockholders	$3,022	$294
Less: cumulative dividends on subsidiary preferred stock	(46)	(47)
Net income attributable to common stockholders	$2,976	$247

Weighted-average common shares outstanding	1,447	1,433

Basic earnings per common share	$2.06	$0.17
Diluted earnings per share
Net income attributable to common stockholders – diluted	$2,976	$247

Weighted-average common shares outstanding – diluted	1,464	1,440

Diluted earnings per common share	$2.03	$0.17
Potentially dilutive securities(a)	2	32
__________
(a)Potentially dilutive securities attributable to outstanding stock options at March 31, 2021 and 2020 and Restricted Stock Units at March 31, 2020, were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	March 31, 2021					December 31, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$13,106	$2,159	$6,343	$—	$21,609	$14,168	$761	$5,063	$—	$19,992
Marketable debt securities	5,907	1,897	—	(33)	7,771	8,103	972	—	(29)	9,046
Accounts and notes receivable, net(b)	8,967	6	1,080	(927)	9,126	7,951	3	1,035	(954)	8,035
GM Financial receivables, net(c)	—	—	24,896	(313)	24,583	—	—	26,607	(398)	26,209
Inventories	12,067	—	—	(1)	12,066	10,236	1	—	(2)	10,235
Other current assets	2,091	44	4,832	(30)	6,936	1,884	32	5,524	(32)	7,407
Total current assets	42,139	4,106	37,152	(1,305)	82,091	42,342	1,769	38,228	(1,414)	80,924
Non-current Assets
GM Financial receivables, net	—	—	33,689	—	33,689	—	—	31,783	—	31,783
Equity in net assets of nonconsolidated affiliates	7,349	—	1,630	—	8,979	6,825	—	1,581	—	8,406
Property, net	37,503	120	174	—	37,797	37,325	123	184	—	37,632
Goodwill and intangible assets, net	3,116	730	1,339	—	5,185	3,152	735	1,343	—	5,230
Equipment on operating leases, net	—	—	40,343	—	40,343	—	—	39,819	—	39,819
Deferred income taxes	23,636	—	(546)	—	23,090	23,853	617	(334)	—	24,136
Other assets	6,107	368	815	(53)	7,237	6,129	382	805	(53)	7,264
Total non-current assets	77,710	1,218	77,445	(53)	156,320	77,284	1,856	75,182	(53)	154,270
Total Assets	$119,848	$5,324	$114,597	$(1,358)	$238,411	$119,625	$3,625	$113,410	$(1,466)	$235,194
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(b)	$20,408	$101	$870	$(932)	$20,446	$19,928	$93	$867	$(959)	$19,928
Short-term debt and current portion of long-term debt
Automotive (c)	1,460	—	—	(314)	1,146	1,674	—	—	(398)	1,276
GM Financial	—	—	33,922	—	33,922	—	—	35,637	—	35,637
Accrued liabilities	16,743	169	3,928	(31)	20,809	18,751	133	4,218	(34)	23,069
Total current liabilities	38,611	271	38,720	(1,277)	76,323	40,353	226	40,722	(1,391)	79,910
Non-current Liabilities
Long-term debt
Automotive	16,406	—	—	—	16,406	16,193	—	—	—	16,193
GM Financial	—	—	59,773	—	59,773	—	—	56,788	—	56,788
Postretirement benefits other than pensions	6,236	—	—	—	6,236	6,277	—	—	—	6,277
Pensions	12,059	—	5	—	12,064	12,897	—	5	—	12,902
Other liabilities	10,885	533	1,801	(53)	13,166	11,151	539	1,810	(53)	13,447
Total non-current liabilities	45,586	533	61,578	(53)	107,645	46,519	539	58,602	(53)	105,607
Total Liabilities	84,197	804	100,298	(1,330)	183,968	86,872	764	99,325	(1,444)	185,517
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(d)	26,675	83	1,670	(1,761)	26,667	26,551	76	1,730	(1,816)	26,542
Retained earnings	20,015	1,053	13,937	(18)	34,988	17,444	891	13,640	(13)	31,962
Accumulated other comprehensive loss	(12,025)	6	(1,307)	—	(13,326)	(12,213)	10	(1,284)	—	(13,488)
Total stockholders’ equity	34,680	1,142	14,299	(1,779)	48,343	31,796	976	14,085	(1,829)	45,030
Noncontrolling interests(d)	972	3,378	—	1,750	6,100	959	1,884	—	1,804	4,647
Total Equity	35,652	4,519	14,299	(28)	54,443	32,754	2,861	14,085	(23)	49,677
Total Liabilities and Equity	$119,848	$5,324	$114,597	$(1,358)	$238,411	$119,625	$3,625	$113,410	$(1,466)	$235,194
_________
(a)Amounts may not sum due to rounding.
(b)Eliminations primarily include: GM Financial accounts and notes receivable of $669 million offset by Automotive accounts payable and Automotive accounts receivable of $257 million offset by GM Financial accounts payable at March 31, 2021; and GM Financial accounts and notes receivable of $643 million offset by Automotive accounts payable and Automotive accounts receivable of $268 million offset by GM Financial accounts payable at December 31, 2020.
(c)Eliminations include GM Financial loan receivable of $313 million and $398 million offset by an Automotive loan payable at March 31, 2021 and December 31, 2020.
(d)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheets.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Three Months Ended March 31, 2021					Three Months Ended March 31, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$2,698	$(564)	$889	$(9)	$3,014	$265	$(166)	$170	$18	$286
Depreciation and impairment of Equipment on operating leases, net	—	—	1,653	—	1,653	36	—	1,770	—	1,806
Depreciation, amortization and impairment charges on Property, net	1,336	11	15	—	1,362	1,476	8	18	—	1,502
Foreign currency remeasurement and transaction (gains) losses	(70)	—	(3)	—	(73)	(117)	—	1	—	(116)
Undistributed earnings of nonconsolidated affiliates, net	(295)	—	(54)	—	(349)	158	—	(26)	—	132
Pension contributions and OPEB payments	(222)	—	—	—	(222)	(212)	—	—	—	(213)
Pension and OPEB income, net	(397)	—	—	—	(397)	(264)	—	—	—	(263)
Provision (benefit) for deferred taxes	566	316	204	—	1,085	212	(70)	46	—	188
Change in other operating assets and liabilities(b)(c)(d)	(4,711)	39	(1,181)	1,044	(4,807)	(1,217)	20	234	(798)	(1,761)
Net cash provided by (used in) operating activities	(1,096)	(197)	1,524	1,036	1,266	337	(208)	2,213	(781)	1,561
Cash flows from investing activities
Expenditures for property	(860)	(13)	(5)	—	(878)	(1,205)	(5)	(14)	—	(1,224)
Available-for-sale marketable securities, acquisitions	(640)	(1,726)	—	—	(2,366)	(3,281)	(810)	—	—	(4,091)
Available-for-sale marketable securities, liquidations	2,826	811	—	(6)	3,632	911	208	—	(6)	1,113
Purchases of finance receivables, net(b)(c)	—	—	(8,245)	72	(8,173)	—	—	(6,939)	565	(6,374)
Principal collections and recoveries on finance receivables(b)(c)	—	—	7,828	(1,743)	6,085	—	—	4,890	(151)	4,739
Purchases of leased vehicles, net	—	—	(6,066)	(47)	(6,113)	—	—	(3,733)	—	(3,733)
Proceeds from termination of leased vehicles	—	—	4,919	—	4,919	—	—	3,088	—	3,088
Other investing activities(e)	(1,094)	—	(12)	1,016	(90)	(17)	(1)	—	(70)	(88)
Net cash provided by (used in) investing activities	231	(928)	(1,580)	(707)	(2,984)	(3,592)	(607)	(2,710)	338	(6,570)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(4)	—	1,547	—	1,543	—	—	13	—	13
Proceeds from issuance of debt (original maturities greater than three months)	246	—	13,105	—	13,350	16,362	—	19,502	—	35,863
Payments on debt (original maturities greater than three months)	(231)	—	(12,542)	71	(12,702)	(104)	—	(11,259)	25	(11,339)
Proceeds from issuance of preferred stock(e)	—	2,537	—	(1,000)	1,537	—	—	—	—	—
Dividends paid(d)	—	(16)	(660)	600	(76)	(545)	—	(445)	400	(590)
Other financing activities	8	3	(46)	1	(35)	(257)	—	(28)	17	(267)
Net cash provided by (used in) financing activities	18	2,524	1,403	(328)	3,617	15,455	—	7,782	442	23,680
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(90)	—	(50)	—	(140)	(288)	—	(159)	—	(448)
Net increase (decrease) in cash, cash equivalents and restricted cash	(937)	1,399	1,297	—	1,759	11,912	(815)	7,126	—	18,223
Cash, cash equivalents and restricted cash at beginning of period	14,225	766	8,126	—	23,117	13,487	2,355	7,102	—	22,943
Cash, cash equivalents and restricted cash at end of period	$13,288	$2,165	$9,423	$—	$24,876	$25,398	$1,540	$14,228	$—	$41,166
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(a)Amounts may not sum due to rounding.
(b)Includes reclassifications of $1.6 billion and $325 million in the three months ended March 31, 2021 and 2020 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(c)Eliminations include $72 million and $240 million in Purchases of finance receivables, net in the three months ended March 31, 2021 and 2020; and $124 million and $151 million in Principal collections and recoveries on finance receivables in the three months ended March 31, 2021 and 2020 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.
(d)Eliminations include dividends issued by GM Financial to Automotive.
(e)Eliminations include $1.0 billion in the three months ended March 31, 2021 for Automotive investments in Cruise Preferred Shares.